QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (AS RESTATED)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Except for historical information contained herein, the statements in this Item are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause SafeNet's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt and timing of future customer orders, price pressures, achieving technical and product development milestones, the ability to negotiate favorable strategic OEM agreements, sufficient cash flow to support SafeNet's liquidity requirements, other competitive factors leading to a decrease in anticipated revenues and gross profit margins and product development expenses.

OVERVIEW

        SafeNet designs, manufactures and markets enterprise network security solutions using encryption technology. Our products are used in electronic commerce applications by financial institutions, government agencies and large corporations to secure data transmissions on private and public computer networks, such as the Internet. Our European operations design, manufacture and market cryptographic equipment primarily in Switzerland and Europe.

        However, in January 2002, we acquired Securealink, Inc., a Delaware Corporation primarily engaged in the manufacture of security chips for e-commerce transactions through its European subsidiary (see note 14 to the audited financial statements). Securealink develops, markets and sells security chips and intellectual property, primarily in Europe and Asia.

        In February 2002, management decided to discontinue our Swiss operations at GDS, our European operations segment (see note 3 to the audited financial statements). The operating results of the discontinued businesses have been reported in the discontinued operations section of the consolidated statement of operations. The following comparison of operating results focuses on the continuing operations of the Company.

        SafeNet's historical operating results have been dependent on a variety of factors including, but not limited to, the length of the sales cycle, the timing of orders from and shipments to clients, product development expenses and the timing of development and introduction of new products. Our expense levels are based, in part, on expectations of future revenues. The size and timing of our historical revenues have varied substantially from quarter to quarter and year to year. Accordingly, the results of a particular period, or period-to-period comparisons of recorded sales and profits may not be indicative of future operating results.

        While management is committed to the long-term profitability of SafeNet, the recent growth of the computer security industry has made it important that market share be obtained. We have undertaken various strategies in order to increase our revenues and improve our future operating results, including new product offerings such as our SafeNet EmbeddedIP and SafeNet Soft Remote. Management believes that growth in the market for products that provide secure remote access to computer networks requires SafeNet to increase its investment in development, sales and marketing activities to allow SafeNet to take advantage of this market opportunity and to achieve long-term profitability, thereby maximizing shareholder value. However, there can be no assurance that these strategies will be successful.

RESULTS OF OPERATIONS OF SAFENET

        The following table sets forth certain Consolidated Statement of Operations data of SafeNet as a percentage of revenues for the years ended December 31. All periods' results have been restated to separately disclose discontinued operations.

	2001	2000	1999
Revenues	100%	100%	100%
Cost of revenues	27	23	41

Gross profit	73	77	59

Research and development expenses	37	25	43
Sales and marketing expenses	31	19	50
General and administrative expenses	13	11	21
Recovery of CyberGuard advance	—	(1)	(4)

Total operating expenses	81	54	110

Operating income (loss)	(8)	23	(51)
Interest income, net	8	5	1

Income (loss) from continuing operations	—%	28%	(50)%

        The Company has two reportable segments: products, chips and software designed and manufactured for sale to companies that will embed the Company's products into their products for ultimate sale to end-users ("Embedded Security Division"), and network security products designed and manufactured for direct sales to end-users and remote access software sold to OEM's ("Enterprise Security Division"). The segments are strategic business units that offer different products. The segments are managed separately because each segment requires different technology and marketing strategies (see Note 11 to the audited consolidated financial statements).

        In February 2002, the Company made a decision to discontinue operations at GretaCoder Data Systems ("GDS"). The operating results of the discontinued business have been reported in the discontinued operations sections of the consolidated statement of operations. The following comparisons of operating results focuses on the continuing operations of the Company.

Year ended December 31, 2001 Compared to Year ended December 31, 2000

        Revenues decreased 35%, or $8,816,000, to $16,462,000 for the period ended December 31, 2001, from $25,278,000 in 2000. The Embedded Security Division revenues decreased 15% or $940,000 due to the adverse impact of the economic slowdown on customers, causing them to delay purchases of intellectual property licenses and upgrades, and accelerator boards. The Enterprise Security Division segment decreased 42% or $7,876,000 primarily due to delayed upgrades of remote access software and due to delayed purchases of SafeNet's VPN products from government customers in the wake of the September 11th tragedy.

        Gross margin decreased to 73% for the period ended December 31, 2001, from 77% in 2000. The Company recorded additional inventory reserves related primarily to legacy products with diminishing future demand. These additional reserves aggregated $173,000 in the second quarter of 2001 and negatively impacted gross margins by 1%. For the year, the additional inventory reserves affected the Embedded and Enterprise segments by $58,000, and $115,000, respectively, impacting gross margins by 0%, and 1%, respectively. Gross margins in the Embedded Security Division increased to 77% in 2001 from 68% in 2000, as chip revenues included a large percentage of high margin chip royalties. Enterprise Security Division' margins decreased to 71% from 80% based primarily on the change in product mix to include a lesser amount of higher margin software sales.

        Research and development expenses decreased 4%, or $223,000 to $6,119,000 for the period ended December 31, 2001, from $6,342,000 in 2000. The decrease is primary related to lower external development costs of chip fabrication.

        Sales and marketing expenses increased 6%, or $305,000 to $5,060,000 for the period ended December 31, 2001, from $4,755,000 in 2000. The additional expense reflects management's focus on increasing sales and marketing resources in new markets. Additional expenses include the costs associated with new employees and expanded marketing programs such as the SafeNet Secure Tour and two trade shows. As a percentage of revenues, the expenses were 31% and 19% in 2001 and 2000, respectively.

        General and administrative expenses decreased 18%, or $478,000, to $2,203,000 for the period ended December 31, 2001, from $2,681,000 in 2000. The decrease is due to cost saving measures including staff reductions, reductions in performance-based compensation, travel expenses, and professional fees. As a percentage of revenues, the expenses were 13% and 11% of revenues in 2001 and 2000, respectively.

        Interest income increased by $16,000, to $1,336,000 for the period ended December 31, 2001, from $1,320,000 in 2000. Interest income remained steady despite declining interest rates in 2001 due to larger average cash and short-term investment holdings throughout 2001 compared to 2000.

        For the year ended December 31, 2001, the Company has incurred operating losses and therefore, did not record income tax expense. The Company's income tax benefit related to these losses has been offset by a valuation allowance for the full amount of the net deferred tax assets since the Company's ability to use the remaining net operating loss carryforward is dependent upon future taxable income. For the year ended December 31, 2000, the Company did not recognize income tax expense due to the reversal of the valuation allowance on net operating loss carryforwards available to offset earnings.

        The Company had a loss from continuing operations of $109,000 for the year ended December 31, 2001 compared to income from continuing operations of $7,261,000 for the same period in 2000. The loss from continuing operations per common share was $0.01 in 2001 compared to diluted income from continuing per common share of $1.01 in 2000.

Year ended December 31, 2000 Compared to Year ended December 31, 1999

        Revenues increased 139%, or $14,713,000, to $25,278,000 for the period ended December 31, 2000, from $10,565,000 in 1999. The Embedded Security Division revenues increased 163% or $3,978,000. Included in Embedded revenues are sales of PCI cards, intellectual property licenses and royalties from chip sales. All areas increased significantly over 1999, however the primary product contributing to the increase was PCI cards. Revenues from the Enterprise Security Division segment increased $10,735,000 primarily due to a large volume of license sales of Soft PK as well as an overall increase in demand for SafeNet VPN products.

        Gross margin increased to 77% for the period ended December 31, 2000, from 59% in 1999. Margins on sales of software licenses and SafeNet DSP Chips in the Embedded Security Division segment led the increase with an overall 68% gross margin compared to a 1999 gross margin of 59% made up primarily of development project sales. Enterprise Security Division' margins increased to 80% from 59% on strong sales of higher margin VPN products versus lower margin legacy products in 1999.

        Research and development expenses increased 38%, or $1,762,000, to $6,342,000 for the period ended December 31, 2000, from $4,580,000 in 1999. The increase is primarily attributable to increased personnel costs during 2000 related to the Company's software and integrated circuit development projects in Embedded Security Division, and the completion of several large consulting contracts during 1999 under which $1,042,000 of research and development expenses were directly attributable to cost of goods sold. As a percentage of revenues, the expenses were 25% and 43% in 2000 and 1999, respectively.

        Sales and marketing expenses decreased 9%, or $496,000 to $4,755,000 for the period ended December 31, 2000, from $5,251,000 in 1999. The decrease is due to a reduction in personnel and their salaries, telephone, travel and related expenses as well as scaled down participation in trade shows versus 1999. As a percentage of revenues, expenses were 19% and 50% in 2000 and 1999, respectively. Sales and marketing expenses did not increase in proportion to the revenue increase because SafeNet's OEM technology is integrated into customer's products saving the cost of direct sales to the end user.

        General and administrative expenses increased 20%, or $454,000, to $2,681,000 for the period ended December 31, 2000, from $2,227,000 in 1999. The increase is primarily due to professional fees incurred to export software developed in the United States to the European market, costs associated with strengthening the executive management team in the U.S. and professional services related to strategic initiative planning. As a percentage of revenues, the expenses were 11% and 21% of revenues in 2000 and 1999, respectively.

        Interest income increased by $1,225,000, to $1,320,000 for the period ended December 31, 2000, from $95,000 in 1999. The increase is due to larger cash and short-term investment holdings in 2000 compared to 1999.

        There was no income tax expense for the period ended December 31, 2000 due to the reversal of the valuation allowance on net operating loss carryforwards available to offset current year earnings. The Company has not recorded a United States income tax benefit in either period. A valuation allowance for the full amount of the United States net deferred tax assets has been established since the Company's ability to use the remaining United States net operating loss carryforward is dependent upon future taxable income. As discussed in Note 6 to the audited consolidated financial statements, in 2000 the Company changed its method of accounting for income taxes.

        The Company had income from continuing operations of $7,261,000 for the period ended December 31, 2000 compared to a loss from continuing operations of $5,375,000 for the same period in 1999. The diluted income from continuing operations per common share was $1.01 in 2000 compared to a $0.98 loss from continuing operations per common share in 1999.

Liquidity and Capital Resources

        SafeNet believes that its current cash resources will be sufficient to meet its needs for the next year. As of December 31, 2001, SafeNet had working capital of $32,385,000 including cash and short-term investments of $30,859,000.

        In January 2002, as partial consideration for the acquisition of Securealink, SafeNet paid $2,000,000 in cash and issued contingent convertible promissory notes in the amount of $2,000,000. The notes are due within three years, have an interest rate of 5% and the payment is contingent upon certain future events. Additionally, after closing of the acquisition in January 2002, SafeNet advanced to Securealink approximately $1,140,000 in order to repay Securealink's line of credit.

        As discussed in Note 3 to the consolidated financial statements, in February 2002, SafeNet management decided to discontinue operations at GDS based on the amount of GDS operating and cash losses during 2000 and 2001 as well as due to a significant downturn in future business prospects. GDS has suffered cash losses of $2,284,000 and $756,000 during the years ended December 31, 2001 and 2000, respectively. It is estimated that the impact of management's decision to discontinue operations at GDS will positively impact cash flows by approximately $2,500,000 in 2002.

        In 2001, cash and short-term investments decreased $843,000. The decrease was mainly attributable to cash used in operating activities of $1,709,000. Cash provided by financing activities in 2001 included

$1,549,000 from the exercise of stock options. Cash used in investing activities during 2001 included investments in computer software development costs and equipment totaling $565,000.

        In 2000, cash and short-term investments increased $12,040,000. The increase was mainly attributable to cash provided by operating activities of $9,171,000. Cash provided by financing activities in 2000 included $4,204,000 from the exercise of stock options and warrants. Cash used in investing activities during 2000 included investments in computer software development costs and equipment totaling $1,239,000.

Inflation and Seasonality

        SafeNet does not believe that inflation will significantly impact its business. We do not believe our business is seasonal. However, because we generally recognize product revenues upon shipment and software revenues upon establishing fair value of undelivered elements, recognition may be irregular and uneven, thereby disparately impacting quarterly operating results and balance sheet comparisons.

Effect of Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, Statement 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.

        The Company will apply Statement 142 beginning in the first quarter of 2002. Application of the nonamortization provisions of Statement 142 is not expected to result in a material change in net income (loss). In August 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a disposal of a segment of business. Statement 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company has adopted Statement 144 as of January 1, 2002 and it does not expect that the adoption of the Statement will have a significant impact on the Company's financial position and results of operations. However, as described in Note 3 to the consolidated financial statements, during February 2002, the Company approved a plan to dispose of its Swiss subsidiary. The Company will account for this disposal during fiscal year 2002 using the provisions of Statement 144.

Critical Accounting Policies

        The Company's accounting policies are more fully described in Note 2 of the Notes to Consolidated Financial Statements. As discussed in this note, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty; therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

        SafeNet believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Allowance for doubtful accounts

        SafeNet maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company calculates its allowance based on a specific analysis of past due balances and also considers historical trends of write-offs. If the financial condition of SafeNet's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory

        SafeNet provides for its estimated inventory obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company utilizes projected sales by product to determine the net realizable value of the inventory. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Software Development Costs

        SafeNet calculates amortization of its capitalized software development costs based on the greater of the amount computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or the straight-line method over the remaining estimated economic life of the product including the period being reported on. In addition, SafeNet assesses the recoverability of software development costs by comparing the unamortized balance to the net realizable value of the asset and writes off the amount by which the unamortized capitalized costs exceed the net realizable value.

        These calculations require management to make assumptions about future demand for its products, future revenues to be generated from the sale of its products, as well as the estimated useful lives of developed technology. If actual market conditions or product demand is different from those assumptions, or if changes in technology limit the useful life of SafeNet's core technology, additional amortization or write-downs may be required.

Revenue Recognition

        SafeNet derives revenue from software and technology licenses, product sales, maintenance and other services. Software and technology licenses contain multiple elements, including the product license, maintenance and/or other services. The recognition of revenue under these arrangements requires management to make judgments about the likelihood of granting future concessions and the ultimate collectibility of fees.

QuickLinks

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OVERVIEW
  RESULTS OF OPERATIONS OF SAFENET
  Year ended December 31, 2001 Compared to Year ended December 31, 2000
  Year ended December 31, 2000 Compared to Year ended December 31, 1999
  Liquidity and Capital Resources
  Inflation and Seasonality
  Effect of Recent Accounting Pronouncements
  Critical Accounting Policies